UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2016

Ecoark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53361	39-2075693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rogers, AR	72758
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (479) 259-2977

N/A
(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On May 3, 2016, the Ecoark Holdings, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) by and among the Company, Pioneer Products, LLC, an Arkansas limited liability company and a wholly-owned subsidiary of the Company (“Pioneer”), Sable Polymer Solutions, LLC, an Arkansas limited liability company (“Sable”), and the holder of all of Sable’s membership interests.

The Company issued 2,000,000 shares of the Company’s common stock (the “Shares”) in exchange for all of Sable’s membership interests. Sable will be a wholly-owned subsidiary of Pioneer. The Agreement contained standard representations by the Company, Pioneer, Sable and the seller of the membership interests.

The seller shall be subject to a lock-up agreement (the “Lock-Up Agreement”) that releases shares from the Lock-Up Agreement over a period of one year (the “Lock-Up Period”). Under the Lock-Up Agreement, the seller shall be permitted to sell 33.3% of the Shares received by the seller after the six-month anniversary of the closing of the transaction. Thereafter, an additional 33.3% of the Shares shall be released at the end of each subsequent three-month period until the end of the Lock-Up Period.

In connection with the shares of common stock issued under the Agreement, the Company relied on Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

The descriptions of the terms of the Agreement do not purport to be complete and are qualified in their entirety by the copy of the Share Exchange Agreement which is included as an exhibit to this Current Report.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 above.

Item 3.02   Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01   Financial Statements and Exhibits.

(a)  Financial Statements of business acquired.  The required financial statements will be filed no later than 71 calendar days after the date of the filing of this report on Form 8-K.

(b)  Pro forma financial information.  The required pro forma financial information will be filed no later than 71 calendar days after the date of the filing of this report on Form 8-K.

(d)  Exhibits

Exhibit Number	Description
10.1	Share Exchange Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOARK HOLDINGS, INC.

Date: May 9, 2016	By:	/s/ Randy May
	Name:	Randy May
	Title:	Chief Executive Officer

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